UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

KAYNE ANDERSON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 14th Floor Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 493-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 4, 2017, Kayne Anderson Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 35,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-third of one warrant of the Company, each whole warrant entitling the holder thereof to purchase one whole share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $350,000,000.

On April 4, 2017, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of 6,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, Kayne Anderson Sponsor, LLC, generating gross proceeds to the Company of approximately $9,000,000.

A total of $350,000,000, comprised of $343,000,000 of the proceeds from the IPO, including approximately $12,250,000 of the underwriters’ deferred discount, and $7,000,000 of the proceeds of the sale of the Private Placement Warrants, were placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of April 4, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Audited Balance Sheet, as of April 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kayne Anderson Acquisition Corp.

Date: April 10, 2017	By:	/s/ Terry A. Hart
	Name:	Terry A. Hart
	Title:	Chief Financial Officer

3